                       AMENDMENT TO LOAN AGREEMENT

     THIS AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into as of July 8, 1998 by and among CARROLS CORPORATION, a Delaware corporation (the "Borrower"); each of the Lenders which is or may from time to time become a party to the Loan Agreement (as defined below) (individually, a "Lender" and, collectively, the "Lenders"), HELLER FINANCIAL, INC., as Documentation Agent, NATIONSBANK, as Co-Agent, and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association, acting as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent").

                                 RECITALS
                                 --------

     A. The Borrower, the Lenders and the Agent executed and delivered that certain Loan Agreement dated as of May 12, 1997. Said Loan Agreement, as amended, supplemented and restated, is herein called the "Loan Agreement."
Any capitalized term used in this Amendment and not otherwise defined shall have the meaning ascribed to it in the Loan Agreement.

     B. The Borrower, the Lenders and the Agent desire to amend the Loan Agreement in certain respects.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and warranties herein set forth, and further good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent do hereby agree as follows:

     SECTION 1.  Amendment to Loan Agreement.

     (a) New definitions of "Pollo Tropical" and "Tender Offer" are hereby added to Section 1.1 of the Loan Agreement, such new definitions to read in their entirety as follows:

            "Pollo Tropical" means Pollo Tropical, Inc., a Florida corporation.

            "Tender Offer" means that certain Tender Offer Statement on
     Schedule 14D-1 dated June 10, 1998 filed by Borrower with the Securities and Exchange Commission, together with the exhibits thereto.

     (b) Section 7.3(b) of the Loan Agreement is hereby amended to read in its entirety as follows:

            (b)    Debt to EBITDA Ratio - a Debt to EBITDA Ratio of not greater
     than (1) 4.85 to 1.00 at all times during the period commencing on        ,
     1998 through and including September 30, 1998; (2) 4.75 to 1.00 at all times during the period commencing on October 1, 1998 through and including December 31, 1998; (3) 4.65 to 1.00 at all times during the period commencing on January 1, 1999 through and including June 30, 1999; (4) 4.50 to 1.00 at all times during the period commencing on July
     1, 1999 through and including December 31, 1999; (5) 4.25 to 1.00 at all times during the period commencing on January 1, 2000 through and including December 31, 2000; (6) 3.75 to 1.00 at all times during the period commencing on January 1, 2001 through and including December 31, 2001, and (7) 3.00 to 1.00 at all times thereafter.

            (c)    The Loan Agreement is hereby amended to add the following
     Section 7.14 which shall read in its entirety as follows:

            7.14 Borrower will cause Pollo Tropical to distribute its available cash flow to its shareholders (and will cause each Subsidiary of Pollo Tropical to distribute its available cash flow to its shareholders), ratably in accordance with their respective interests, on a quarterly basis beginning on December 31, 1998 (but subject to the provisions of Section 1(e) above), to the maximum extent legally permissible.

     (d) Section 9.1(l) of the Loan Agreement is hereby amended to read in its entirety as follows:

            (l) Ownership Change or Encumbrance - any Person other than Carrols Holdings shall own any equity interest in Borrower or any Person other than Agent or Heller Financial, Inc. shall acquire any Lien on any of the equity interests in Borrower; the executive management (vice president or more senior) of Borrower, Atlantic Restaurants, Inc., Madison Dearborn Capital Partners, L.P. and Madison Dearborn Capital Partners II, L.P., and/or one or more of their Affiliates, shall cease to own (and control the voting rights in respect of), in the aggregate, at least 67% of the equity interests in Carrols Holdings at all times prior to the closing of any initial public offering by Borrower and 51% at all times thereafter; or any Person other than Borrower shall own any equity interest in any Subsidiary of Borrower (other than a Non-Recourse Subsidiary, Pollo Tropical or to the extent otherwise expressly permitted in writing by the Majority Lenders) or any Person shall acquire any Lien on Borrower's interest in and to the equity interest in any Subsidiary of Borrower (other than a Non-Recourse Subsidiary, Pollo Tropical or to the extent otherwise expressly permitted in writing by the Majority Lenders); or

     (e) The Loan Agreement is hereby amended to add the following Section 9.1(o) which shall read in its entirety as follows:

            (l) Pollo Tropical Assets and Merger - the Borrower shall fail to acquire all of the issued and outstanding equity interests of Pollo Tropical (and to cause the merger of Pollo Tropical and each Subsidiary of Pollo Tropical into Borrower) by December 31, 1998 or the Borrower shall fail to create valid, perfected Liens upon the assets owned by Pollo Tropical and its Subsidiaries as of the date of such merger in favor of Agent securing the Obligations (to the maximum extent permissible under the present terms of the Senior Notes Documentation) by December 31, 1998.

     SECTION 2.   Certain Consents and Agreements Regarding Pollo Tropical.

     (a) Lenders hereby consent, for the purposes of Sections 8.6, 8.8, 8.9 and 8.14 of the Loan Agreement, to the consummation of the acquisition contemplated in the Tender Offer and the subsequent merger of Pollo Tropical and each of its Subsidiaries into Borrower (provided, however, that Borrower agrees that at least 75% of the restaurants owned and operated by Borrower, directly or indirectly through Subsidiaries, will continue to be under Burger King franchises). Subject to the provisions of Section 1(e) above, until such time as Pollo Tropical and each of its Subsidiaries shall have been merged into Borrower, it shall not be necessary to grant Liens to Agent covering any of the issued and outstanding equity interests of Pollo Tropical or its Subsidiaries or any of the assets of Pollo Tropical or its Subsidiaries (notwithstanding the contrary provisions of Sections 7.12, 7.13 and 8.14 of the Loan Agreement).

     (b) The Borrower acknowledges that the terms and provisions of the Loan Agreement prohibit any Borrowed Money Indebtedness of Pollo Tropical and its Subsidiaries and the Borrower represents and warrants that all facilities to which Pollo Tropical or its Subsidiaries is a party providing for such Borrowed Money Indebtedness have been terminated and all Borrowed Money Indebtedness thereunder has been paid in full.

     (c) Notwithstanding the provisions of Section 8.4 of the Loan Agreement, but subject to the provisions of Section 1(e) above, Borrower may sell any of the issued and outstanding equity interests of Pollo Tropical which are acquired by Borrower pursuant to the Tender Offer at a price that is determined to be at fair market value by the Board of Directors of Borrower so long as the proceeds of any such sale are invested in Permitted
Investments of the types described in clauses (a) through (d) of the definition of "Permitted Investments" set forth in Section 1.1 hereof.

     SECTION 3. Advance Loan Commitments Increased. The present Advance Loan Commitments of the Lenders are hereby increased to the aggregate amount of $125,000,000, allocated among the Lenders as set forth on Exhibit A hereto.

     SECTION 4. Ratification. Except as expressly amended by this Amendment, the Loan Agreement and the other Loan Documents shall remain in full force and effect. None of the rights, title and interests existing and to exist under the Loan Agreement are hereby released, diminished or impaired, and the Borrower hereby reaffirms all covenants, representations and warranties in the Loan Agreement.

     SECTION 5. Expenses. The Borrower shall pay to the Agent all reasonable fees and expenses of its respective legal counsel (pursuant to Section 11.3 of the Loan Agreement) incurred in connection with the execution of this Amendment.

     SECTION 6. Certifications. The Borrower hereby certifies that (a) no material adverse change in the assets, liabilities, financial condition, business or affairs of the Borrower has occurred and (b) no Default or Event of Default has occurred and is continuing or will occur as a result of this Amendment.

     SECTION 7. Miscellaneous. This Amendment (a) shall be binding upon and inure to the benefit of the Borrower, the Lenders and the Agent and their respective successors, assigns, receivers and trustees; (b) may be modified or amended only by a writing signed by the required parties; (c) shall be governed by and construed in accordance with the laws of the State of New
York and the United States of America; (d) may be executed in several counterparts by the parties hereto on separate counterparts, and each counterpart, when so executed and delivered, shall constitute an original agreement, and all such separate counterparts shall constitute but one and the same agreement and (e) together with the other Loan Documents, embodies the entire agreement and understanding between the parties with respect to the subject matter hereof and supersedes all prior agreements, consents and understandings relating to such subject matter. The headings herein shall be accorded no significance in interpreting this Amendment.

              NOTICE PURSUANT TO TEX. BUS. & COMM. CODE SS.26.02

     THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL OTHER LOAN DOCUMENTS EXECUTED BY ANY OF THE PARTIES PRIOR HERETO OR SUBSTANTIALLY CONCURRENTLY HEREWITH CONSTITUTE A WRITTEN LOAN AGREEMENT WHICH REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

     IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have caused this Amendment to be signed by their respective duly authorized officers, effective as of the date first above written.

                                      CARROLS CORPORATION,
                                      a Delaware corporation


                                      By: /s/ Joseph A. Zirkman
                                          -------------------------------
                                      Name: Joseph A. Zirkman
                                            -----------------------------
                                      Title: Vice President and General Counsel
                                             ----------------------------------

                                          CHASE BANK OF TEXAS, NATIONAL
                                          ASSOCIATION, as Agent and as a Lender


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          HELLER FINANCIAL, INC.,
                                          as Documentation Agent and as a Lender


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          NATIONSBANK,
                                          as Co-Agent and as a Lender


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          SUNTRUST BANK, ATLANTA


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          THE NORTHERN TRUST COMPANY


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          COMERICA BANK


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          BANK OF SCOTLAND


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

                                          PNC BANK, NATIONAL ASSOCIATION


                                          By:
                                             -------------------------------
                                          Name:
                                               -----------------------------
                                          Title:
                                                ----------------------------

     The undersigned hereby join in this Amendment to evidence their consent to execution by Borrower of this Amendment, to confirm that each Loan Document now or previously executed by the undersigned applies and shall continue to apply to the Loan Agreement, as amended hereby, to acknowledge that without such consent and confirmation, Lender would not execute this Amendment and to join in the notice pursuant to Tex. Bus. & Comm. Code ss.26.02 set forth above.

                                       CARROLS REALTY HOLDINGS CORP.,
                                       a Delaware corporation


                                       By: /s/ Joseph A. Zirkman
                                           -------------------------------------
                                       Name: Joseph A. Zirkman
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                       CARROLS HOLDINGS CORPORATION,
                                       a Delaware corporation


                                       By: /s/ Joseph A. Zirkman
                                           -------------------------------------
                                       Name: Joseph A. Zirkman
                                             -----------------------------------
                                       Title: Vice President and General Counsel
                                              ----------------------------------


                                       CARROLS REALTY HOLDINGS CORP.,
                                       a Delaware corporation


                                       By: /s/ Joseph A. Zirkman
                                           -------------------------------------
                                       Name: Joseph A. Zirkman
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------


                                       CARROLS REALTY I CORP.,
                                       a Delaware corporation


                                       By: /s/ Joseph A. Zirkman
                                           -------------------------------------
                                       Name: Joseph A. Zirkman
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------

                    ALLOCATION OF ADVANCE LOAN COMMITMENTS
                    --------------------------------------

CHASE BANK OF TEXAS, NATIONAL ASSOCIATION                    $22,203,947.37

HELLER FINANCIAL, INC.                                       $20,559,210.53

NATIONSBANK                                                  $20,559,210.53

SUNTRUST BANK, ATLANTA                                       $16,447,368.42

THE NORTHERN TRUST COMPANY                                   $12,335,526.32

COMERICA BANK                                                $12,335,526.32

BANK OF SCOTLAND                                             $12,335,526.32

PNC BANK, NATIONAL ASSOCIATION                                $8,223,684.21





                                  EXHIBIT A